STOCK

                             PURCHASE

                             AGREEMENT

                                BY

                                AND

                               AMONG

                SHAREHOLDER, CANTERBURY CORPORATE

                          SERVICES, INC.

                               AND

                 BUYER, LANDSCAPE COMPANIES, INC.
                        TABLE OF CONTENTS



1. Definitions.. . . . . . . . . . . . . . . . . . . . . . . . .1
2.   Purchase and Sale of Target Shares. . . . . . . . . . . . .5
(a)  Basic Transaction.. . . . . . . . . . . . . . . . . . . . .5
(b)  Purchase Price. . . . . . . . . . . . . . . . . . . . . . .5
(c)  The Closing.. . . . . . . . . . . . . . . . . . . . . . . .5
(d)  Deliveries at the Closing.. . . . . . . . . . . . . . . . .5
3.   Representations and Warranties Concerning the Transaction..5
(a)  Representations and Warranties of CCS.. . . . . . . . . . .5
(b)  Representations and Warranties of LCI.. . . . . . . . . . .6
4.   Representations and Warranties Concerning LMS.. . . . . . .7
(a)  Organization, Qualification and Corporate Power.. . . . . .7
(b)  Capitalization. . . . . . . . . . . . . . . . . . . . . . .7
(c)  Noncontravention. . . . . . . . . . . . . . . . . . . . . .8
(d)  Brokers' Fees.. . . . . . . . . . . . . . . . . . . . . . .8
(e)  Title to Assets.. . . . . . . . . . . . . . . . . . . . . .8
(f)  Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . .8
(g)  Financial Statements. . . . . . . . . . . . . . . . . . . .8
(h)  Intentionally left blank. . . . . . . . . . . . . . . . . .9
(I)  Undisclosed Liabilities.. . . . . . . . . . . . . . . . . .9
(j)  Legal Compliance. . . . . . . . . . . . . . . . . . . . . .9
(k)  Tax Matters.. . . . . . . . . . . . . . . . . . . . . . . .9
(l)  Real Property.  . . . . . . . . . . . . . . . . . . . . . .9
(m)  Intellectual Property.. . . . . . . . . . . . . . . . . . .9
(n)  Tangible Assets.. . . . . . . . . . . . . . . . . . . . . 10
(o)  Inventory.. . . . . . . . . . . . . . . . . . . . . . . . 10
(p)  Contracts.. . . . . . . . . . . . . . . . . . . . . . . . 10
(q)  Notes and Accounts Receivable.. . . . . . . . . . . . . . 11
(r)  Powers of Attorney. . . . . . . . . . . . . . . . . . . . 11
(s)  Insurance.. . . . . . . . . . . . . . . . . . . . . . . . 11
(t)  Litigation. . . . . . . . . . . . . . . . . . . . . . . . 12
(u)  Employee Benefits.. . . . . . . . . . . . . . . . . . . . 12
(v)  Guaranties. . . . . . . . . . . . . . . . . . . . . . . . 12
(w)  Environment, Health, and Safety.. . . . . . . . . . . . . 12
(x)  Disclosure. . . . . . . . . . . . . . . . . . . . . . . . 13
5.   Intentionally left blank. . . . . . . . . . . . . . . . . 13
6.   Post-Closing Covenants. . . . . . . . . . . . . . . . . . 13
(a)  General.. . . . . . . . . . . . . . . . . . . . . . . . . 13
(b)  Litigation Support. . . . . . . . . . . . . . . . . . . . 13
(c)  Transition. . . . . . . . . . . . . . . . . . . . . . . . 13
(d)  Confidentiality.. . . . . . . . . . . . . . . . . . . . . 13
(e)  Covenant Not to Compete.. . . . . . . . . . . . . . . . . 14
7.   Conditions to Obligation to Close.. . . . . . . . . . . . 14
(a)  Conditions to Obligation of LCI.. . . . . . . . . . . . . 14
(b)  Conditions to Obligation of CCS.. . . . . . . . . . . . . 15
8.   Remedies for Breaches of This Agreement.. . . . . . . . . 15
(a)  Survival of Representations and Warranties. . . . . . . . 15
(b)  Indemnification Provisions for Benefit of LCI.. . . . . . 15
(c)  Indemnification Provisions for Benefit of CCS.. . . . . . 16
(d)  Matters Involving Third Parties.. . . . . . . . . . . . . 16
(e)  Determination of Adverse Consequences.. . . . . . . . . . 17
(f)  Other Indemnification Provisions. . . . . . . . . . . . . 17
9.   Intentionally left blank. . . . . . . . . . . . . . . . . 18
10.  Miscellaneous.. . . . . . . . . . . . . . . . . . . . . . 18
(a)  Nature of Certain Obligations.. . . . . . . . . . . . . . 18
(b)  No Third-Party Beneficiaries. . . . . . . . . . . . . . . 18
(c)  Entire Agreement. . . . . . . . . . . . . . . . . . . . . 18
(d)  Succession and Assignment.. . . . . . . . . . . . . . . . 18
(e)  Counterparts. . . . . . . . . . . . . . . . . . . . . . . 18
(f)  Headings. . . . . . . . . . . . . . . . . . . . . . . . . 19
(g)  Notices.. . . . . . . . . . . . . . . . . . . . . . . . . 19
(h)  Governing Law.. . . . . . . . . . . . . . . . . . . . . . 19
(i)  Amendments and Waivers. . . . . . . . . . . . . . . . . . 19
(j)  Severability. . . . . . . . . . . . . . . . . . . . . . . 20
(k)  Expenses. . . . . . . . . . . . . . . . . . . . . . . . . 20
(l)  Construction. . . . . . . . . . . . . . . . . . . . . . . 20
(m)  Incorporation of Exhibits and Schedules.. . . . . . . . . 20
(n)  Specific Performance. . . . . . . . . . . . . . . . . . . 20
(o)  Submission to jurisdiction. . . . . . . . . . . . . . . . 20
(p)  Potential Conflict of Interest. . . . . . . . . . . . . . 21



                      STOCK PURCHASE AGREEMENT

     Agreement entered into on November 30, 1996 , by and between LANDSCAPE COMPANIES, INC., a New Jersey corporation (the "Buyer" and/or "LCI"), CANTERBURY CORPORATE SERVICES, INC., a Pennsylvania corporation (the "Seller" and/or "CCS"), and LANDSCAPE MAINTENANCE SERVICES, INC., a New Jersey corporation (the "Target" and/or "LMS"). LCI, CCS and LMS are referred to collectively herein as the "Parties."

     CCS owns all of the outstanding capital stock of LMS.

     This Agreement contemplates a transaction in which LCI will purchase from CCS, and CCS will sell to LCI, all of the outstanding capital stock of LMS in return for cash, LCI Notes and stock.

     Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

1. Definitions.

     "Accredited Investor" has the meaning set forth in Regulation D promulgated under the Securities Act.

     "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

     "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

     "Affiliated Group" means any affiliated group within the meaning of Code Sec. 1504(a) [or any similar group defined under a similar provision of state, local, or foreign law].

     "Applicable Rate" means 8% interest rate per annum.

     "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

     "Buyer" has the meaning set forth in the preface above.

     "Buyer Notes" has the meaning set forth in Sec. 2(c) below.

     "Closing" has the meaning set forth in Sec. 2(d) below.

     "Closing Date " has the meaning set forth in Sec. 2(d) below.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Confidential Information" means any information concerning the business and affairs of LMS and its Subsidiaries that is not already generally available to the public.

     "Controlled Group of Corporations"has the meaning set forth in Code Sec. 1563.

     "Deferred Intercompany Transaction" has the meaning set forth in Treas. Reg. Sec. 1. 1502-13.

     "Disclosure Schedule" has the meaning set forth in Sec. 3 below.

     "Employee Benefit Plan "means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program.

     "Employee Pension Benefit Plan "has the meaning set forth in ERISA
Sec. 3(2).

     "Employee Welfare Benefit Plan "has the meaning set forth in ERISA
Sec. 3(l).

     "Environmental, Health, and Safety Laws" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Occupational Safety and Health Act of 1970, each as amended, together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

     "ERISA "means the Employee Retirement Income Security Act of 1974, as amended.

     "Excess Loss Account" has the meaning set forth in Treas. Reg. Sec. 1.1502-19.

     "Extremely Hazardous Substance" has the meaning set forth in Sec. 302 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended.

     "Fiduciary" has the meaning set forth in ERISA Sec. 3(21).

     "Financial Statement" has the meaning set forth in Sec. 3(g) below.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time.

     "Indemnified Party" has the meaning set forth in Sec. 8(d) below.

     "Indemnifying Party" has the meaning set forth in Sec. 8(d) below.

     "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith,
(e) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

     "Knowledge" means actual knowledge after reasonable investigation.

     "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

     "Most Recent Balance Sheet" means the balance sheet contained within the Most Recent Financial Statements.

     "Most Recent Financial Statements" has the meaning set forth in Sec. 3(g) below.

     "Most Recent Fiscal Month End" has the meaning set forth in Sec. 3(g) below.

     "Most Recent Fiscal Year End" has the meaning set forth in Sec. 3(g) below.

     "Multiemployer Plan" has the meaning set forth in ERISA Sec. 3(37).

     "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

     "Party" has the meaning set forth in the preface above.

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof.

     "Process Agent" has the meaning set forth in Sec. 8(p) below.

     "Prohibited Transaction" has the meaning set forth in ERISA Sec. 406 and Code Sec. 4975.

     "Purchase Price" has the meaning set forth in Sec. 2(c) below.

     "Reportable Event" has the meaning set forth in ERISA Sec. 4043.

     "Requisite Sellers" means Canterbury Corporate Services, Inc., the Seller which holds 100% of LMS Shares.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Securities Exchange Act"means the Securities Exchange Act of 1934, as amended.

     "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable [or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings], (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

     "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof owns a majority of the common stock or. has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

     "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

     "Survey" has the meaning set forth in Sec. 5(I) below.

     "Target" has the meaning set forth in the preface above.

     "Target Share" means any share of the Common Stock, no par value, of LMS.

     "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Sec. 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "Third Party Claim" has the meaning set forth in Sec. 8(d) below.

2.   Purchase and Sale of Target Shares.

     (a) Basic Transaction. On and subject to the terms and conditions of this Agreement, LCI agrees to purchase from LMS, and LMS agrees to sell to LCI, all of its Target Shares for the consideration specified below in this Sec. 2.

     (b) Purchase Price. LCI agrees to pay to LMS at the Closing $4,500,000 (the "Purchase Price") by delivery of (I) its promissory note in the form of Exhibit A-1 attached hereto in the aggregate principal amount of $4,050,000 at 8% per annum interest and (ii) its promissory note in the form of Exhibit A-2 attached hereto in the aggregate principal amount of $200,000 due January 15, 1997 with no interest and (the "Buyer Notes") (iii) cash for the balance of the Purchase Price payable by wire transfer or delivery of other immediately available funds. As additional consideration, LCI will issue 60,000 shares of Landscape Companies, Inc. Common stock to CCS (currently 5.2% of the common stock of Landscape Companies, Inc.).

     (c) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Levy
& Levy, P.A., commencing at 9:00 a.m., local time on November 30, 1996, following the satisfaction or waiver of all conditions to the obligations of the Parties consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take, at the closing itself) or such other date as the Parties may mutually determine (the "Closing Date").

     (d) Deliveries at the Closing. At the Closing, (I) LMS will deliver to LCI the various certificates instruments, and documents referred to in Sec. 7(a) below; (ii) LCI will deliver to LMS the various certificates, instruments, and documents referred to in Sec. 7(b) below;
(iii) CCS will deliver to LCI stock certificates representing all of his or its Target Shares, endorsed in blank or accompanies by duly executed assignment documents, and (iv) LCI will deliver to LMS the consideration specified in Sec. 2(b) above; provided, however, that the parties agree to deliver any or all of the above during reasonable time after Closing.

3.   Representations and Warranties Concerning the Transaction.

     (a) Representations and Warranties of CCS. CCS represents and warrants to LCI that the statements contained in this Sec. 3(a) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date except as set forth in Annex I attached hereto.

          (i) Organization of Seller. The Seller is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of the Commonwealth of Pennsylvania.

          (ii) Authorization of Transaction. The Seller has full power and authority, (including full corporate power and authority) to execute and deliver this Agreement and to perform his or its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of CCS and LMS, enforceable in accordance with its terms and conditions. The Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

          (iii) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of the Seller is subject, or, if the Seller is a corporation, any provision of the charter or bylaws; or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Seller is a party or by which it is bound or to which any of its assets is subject.

          (iv) Brokers' Fees. The Seller has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which LCI could become liable or obligated.

          (v) Investment. The Seller (A) understands that LCI Notes have not been, and will not be, registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (B) is acquiring LCI Notes solely for its own account for investment purposes, and not with a view to the distribution thereof,
(C) is a sophisticated investor with knowledge and experience in business and financial matters, (D) has received certain information concerning LCI and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding LCI Notes, (E) is able to bear the economic risk and lack of liquidity inherent in holding LCI Notes, and (F) is an Accredited Investor for the reasons set forth on Annex I.

          (vi) Target Shares. The Seller holds of record and owns 100% of the Target Shares, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), Taxes, Security Interests options, warrants, purchase rights, contracts, commitments, equities, claims and demands. The Seller is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Seller to sell, transfer, or otherwise dispose of any capital stock of LMS (other than this Agreement). The Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of LMS.

     (b) Representations and Warranties of LCI. LCI represents and warrants to the Seller that the statements contained in this Sec. 3(b) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Sec. 3(b), except as set forth in Annex II attached hereto.

          (i) Organization of LCI. LCI is a corporation duly organized, validly existing, and in good standing under the laws of the State of New Jersey.

          (ii) Authorization of Transaction. LCI has full power and authority, (including full corporate power and authority) to execute and deliver this Agreement and to perform his or its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of LCI, enforceable in accordance with its terms and conditions. LCI need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

          (iii) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of LCI is subject, or any provision of the charter or bylaws; or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which LCI is a party or by which it is bound or to which any of its assets is subject.

          (iv) Brokers' Fees. LCI has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated.

          (v) Investment. LCI is not acquiring LMS Shares with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

4. Representations and Warranties Concerning LMS. CCS represents and warrants to LCI that the statements contained in this Sec. 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Sec. 4), except as set forth in the disclosure schedule delivered by CCS to LCI on the date hereof and initialed by the Parties (the "Disclosure Schedule"). Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Disclosure Schedule identifies the exception with [reasonable] particularity and describes the relevant facts in [reasonable] detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Sec. 4.

     (a) Organization, Qualification and Corporate Power. LMS is a corporation duly organized, validly existing and in good standing under the laws of the state of New Jersey. LMS is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. LMS has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged [and in which it presently proposes to engage] and to own and use the properties owned and used by it. Sec. 4(a) of the Disclosure Schedule lists the directors and officers of LMS. CCS has delivered to LCI correct and complete copies of the charter and bylaws of LMS (as amended to date). The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of LMS are correct and complete. LMS is not in default under or in violation of any provision of its charter or bylaws.

     (b) Capitalization. The entire authorized capital stock of LMS consists of 1,000 Target Shares , of which 1,000 Target Shares are issued and outstanding. All of the issued and outstanding Target Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the Seller . There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require LMS to issue, sell, or otherwise to cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to LMS. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of Target.

     (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which LMS is subject, or any provision of the charter or bylaws of LMS; or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which LMS is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). LMS does not need to give any notice to, make any filing with, or obtain any authorization, consent or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

     (d) Brokers' Fees. LMS does not have any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

     (e) Title to Assets. LMS has good and marketable title to, or a valid leasehold interest in, the properties and assets used by them, located on their premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet. CCS has hereby disclosed to LCI, the Buyer, that as of the date of Closing, Chase Manhattan Bank has a blanket lien on all of the assets including accounts receivable of LMS as part of a CCS term loan and revolving
credit line of approximately   $3,600,000 and $2,774,000,  respectively.
CCS is in the process of negotiating with Chase Manhattan Bank to have them remove all liens and loan guarantees with respect to LMS. Pending such release, CCS hereby indemnifies LCI and its shareholders from any and all loss or damages that occur because of said liens in accordance with the terms and conditions of this Agreement. In the unlikely event that CCS is unable to remove such liens by December 1, 1997, CCS agrees to settle such damages within 30 days thereafter.

     (f)  Subsidiaries.   None.

     (g) Financial Statements. Attached hereto as Exhibit B are the following financial statements (collectively the "Financial Statements" ):
(i) unaudited consolidated balance sheets and statements of income as of and for the fiscal years ended November 30, 1994, 1995 and 1996 (to be delivered as soon as possible) (the "Most Recent Fiscal Year Ends and Financial Statements") for LMS and (ii) Pro-Forma Balance Sheet on November 30, 1996. Auditable Financial Information for Audited Financial Statements for the fiscal years ended November 30, 1995 and 1996 are available upon payment to the auditors for such opinions. The Financial Statements (including the Notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of LMS as of such dates and the results of operations of LMS for such periods, are correct and complete, and are consistent with the books and records of LMS (which books and records are correct and complete); provided, however, that the Most Recent Financial Statements are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack footnotes and other presentation items.

     (h)  Intentionally left blank.

     (i) Undisclosed Liabilities. LMS does not have any Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability), except for (i) Liabilities set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (ii) Liabilities which have arisen in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

     (j) Legal Compliance. LMS and its respective predecessors and Affiliates has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

     (k)  Tax Matters.

     (i)  LMS has filed all Tax Returns that it was required to file.
     All such Tax Returns were correct and complete in all respects. All Taxes owed by any of LMS and its Subsidiaries (whether or not shown on any Tax Return) have been paid except as set forth on Acquisition Balance Sheet. No claim has ever been made by an authority in a jurisdiction where LMS does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of any of LMS that arose in connection with any failure (or alleged failure) to pay any Tax.

     (ii) LMS has withheld and/or paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

     (iii) LMS does not expect any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of LMS either (A) claimed or raised by any authority in writing or
     (B) as to which any of LMS Stockholders and the directors and officers (and employees responsible for Tax matters) of LMS and its Subsidiaries has Knowledge based upon personal contact with any agent of such authority. LMS has delivered to LCI correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by LMS for 1994 and 1995.

     (iv) LMS has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

     (l)  Real Property.  None.

     (m)  Intellectual Property. None.

     (n) Tangible Assets. LMS owns or leases all buildings, machinery, equipment, and other tangible assets necessary for the conduct of their businesses as presently conducted [and as presently proposed to be conducted]. Each such tangible asset is free from defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used [and presently is proposed to be used].

     (o) Inventory. The inventory of LMS consists of raw materials and supplies, manufactured and purchased parts, goods in process, and finished goods, all of which is merchantable and fit for the purpose for which it was procured or manufactured, and none of which is slow-moving, obsolete, damaged, or defective, subject only to the reserve for inventory writedown set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of LMS . A list of said inventory is set forth on Exhibit C.

     (p) Contracts. Sec. 4(p) of the Disclosure Schedule lists the following contracts and other agreements to which LMS is a party:

          (i) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $50,000 per annum;

          (ii) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a [material] loss to LMS or involve consideration in excess of $50,000.

          (iii) any agreement concerning a partnership or joint venture;

          (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed, or, guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $50,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

          (v) any agreement concerning confidentiality or noncompetition;

          (vi) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $50,000 or providing severance benefits;

          (vii) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business;

          (viii) any agreement under which the consequences of a default or termination could have a [material] adverse effect on the business, financial condition, operations, results of operations, or future prospects of any of LMS and its Subsidiaries; or

          (ix) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $50,000.

LMS has delivered to LCI a correct and complete copy of each written agreement listed in Sec. 4(p) of the Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in Sec. 4(p) of the Disclosure Schedule. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Sec. 2 above); (C) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) no party has repudiated any provision of the agreement.

     (q) Notes and Accounts Receivable. All notes and accounts receivable of LMS are reflected properly on their books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts and Chase Manhattan Bank liens set forth on the face of the Most Recent (Acquisition) Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of LMS.

     (r) Powers of Attorney. There are no outstanding powers of attorney executed on behalf of any of LMS.

     (s) Insurance. Sec. 4(s) of the Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which LMS is a party, a named insured, or otherwise the beneficiary of coverage:

          (i)  the name, address, and telephone number of the agent;

          (ii) the name of the insurer, the name of the policyholder, and the name of each covered insured;

          (iii) the policy number and the period of coverage; the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

          (iv) a description of any retroactive premium adjustments or other loss-sharing arrangements.

With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Sec. 2 above); (C) LMS nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy;
and (D) no party to the policy has repudiated any provision thereof. LMS has been covered at least during the past 3 years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period.

     (t) Litigation. Sec. 4(t) of the Disclosure Schedule sets forth each material instance in which LMS (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party of LMS is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings' and investigations set forth in Sec. 4(t) of the Disclosure Schedule could result in any material adverse change in the business, financial condition, operations, results of operations, or future prospects of LMS.

     (u)  Employee Benefits.

          (i) Sec. 4(x) of the Disclosure Schedule lists each Employee Benefit Plan that any of LMS and its Subsidiaries maintains or to which any of LMS and its Subsidiaries contributes.


     (v) Guaranties. LMS is not a guarantor or otherwise is liable for any Liability or obligation (including indebtedness) of any other Person, except for the Chase Manhattan Bank debt as set forth in Paragraph 4(e) herein..

     (w)  Environment, Health, and Safety.

          (i) LMS and its respective predecessors and Affiliates has complied with all Environmental, Health, and Safety Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply. Without limiting the generality of the preceding sentence, each of LMS, its Subsidiaries, and their respective predecessors and Affiliates has obtained and been in compliance with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all Environmental, Health, and Safety Laws.

          (ii) LMS does not have any Liability (and LMS and its respective predecessors and Affiliates has handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to and, substance or condition, or owned or operated any property or facility in any manner that could form the Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against LMS giving rise to any Liability) for damage to any site, location, or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for an), reason under any Environmental, Health, and Safety Law.

          (iii) All properties and equipment used in the business of LMS and their respective predecessors and Affiliates have been free of asbestos, PCB'S, methylene chloride, trichloroethylene, 1,2-transdichloroethylene, dioxins, dibenzofurans, and Extremely Hazardous Substances.

     (x) Disclosure. The representations and warranties contained in this Sec. 4 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Sec. 4 not misleading.

5.   Intentionally left blank.

6. Post-Closing Covenants. The Parties agree as follows with respect to the period following the Closing:

     (a) General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification under Sec.8 below). The Seller acknowledges and agrees that from and after the Closing LCI will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to LMS.

     (b) Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving LMS, each of the other Parties will cooperate with him or it and his or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Sec.8 below).

     (c) Transition. CCS will not take any action that is designed or intended to have the effect of discouraging any lessor, incensor, customer, supplier, or other business associates of LMS from maintaining the same business relationships with LMS after the Closing as it maintained with LMS and its Subsidiaries prior to the Closing. Each of CCS will refer all customer inquiries relating to the business of LMS and its Subsidiaries to LCI from and after Closing.

     (d) Confidentiality. CCS will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to LCI or destroy, at the request and option of Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in his or its possession. In the event that CCS is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, that Seller will notify LCI promptly of the request or requirement so that LCI may seek an appropriate protective order or waive compliance with the provisions of this Sec.6(d). If, in the absence of a protective order or the receipt of a waiver hereunder, any of CCS is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, that Seller may disclose the Confidential Information to the tribunal; provided, however, that the disclosing Seller shall use his or its best efforts to obtain, at the request of LCI, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as LCI shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure.

     (e) Covenant Not to Compete. For a period of the term of the Promissory Notes from and after the Closing Date, CCS will not engage directly or indirectly in any business that LMS conducts as of the Closing Date; provided, however, that no owner of less than 1% of the outstanding stock of any publicly traded corporation shall be deemed to engage solely by reason thereof in any of its businesses. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Sec.6(e) is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

7.   Conditions to Obligation to Close.

     (a) Conditions to Obligation of LCI. The obligation of LCI to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          (i) the representations and warranties set forth in Sec. 3(a) and Sec. 4 above shall be true and correct in all material respects at and as of the Closing Date;

          (ii) CCS shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

          (iii) LMS shall have procured all of the insurance commitments, policies, and riders specified in Sec. 5(h) above;

           (iv) no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of LCI to own the Acquired Assets, to operate the former businesses of LMS;

          (v) LCI shall have received the resignations, effective as of the Closing, of each director and officer of LMS other than those whom LCI shall have specified in writing prior to the Closing;

          (vi) LCI shall have obtained on terms and conditions reasonably satisfactory to it all of the financing it needs in order to consummate the transactions contemplated hereby and fund the working capital requirements of LMS and its Subsidiaries after the Closing; and

          (vii) all actions to be taken by CCS in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to LCI.

LCI may waive any condition specified in this Sec. 7(a) if it executes a writing so stating at or prior to the Closing.

     (b) Conditions to Obligation of CCS. The obligation of CCS to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          (i) the representations and warranties set forth in Sec. 3(b) above shall be true and correct in all material respects at and as of the Closing Date;

          (ii) LCI shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

          (iii) no action, suit, or proceeding shall be pending [or threatened] before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction [or before any arbitrator] wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

         (iv) all actions to be taken by LCI in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to CCS.

The Requisite Seller may waive any condition specified in this Sec. 7(b) if it executes a writing so stating at or prior to the Closing.

8.   Remedies for Breaches of This Agreement.

     (a)  Survival of Representations and Warranties.

     All of the representations and warranties of the Parties contained in this Agreement shall survive Closing hereunder (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect forever thereafter (subject to any applicable statutes of limitations).

     (b)  Indemnification Provisions for Benefit of LCI.

          (i) In the event any of CCS breaches (or in the event any third party alleges fact that, if true, would mean any of CCS has breached) any of their representations, warranties and covenants contained herein (other than the covenants in Sec.2(a) above and the representations and warranties in Sec.3(a) above), and, if there is an applicable survival period pursuant to Sec.8(a) above, provided that LCI makes a written claim for indemnification against any of CCS pursuant to Sec.10(h) below within such survival period, then each of CCS agrees to indemnify LCI from and against the entirety of any Adverse Consequences LCI may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the nature of, or caused by, the breach (or the alleged breach) provided, however, that CCS shall not have any obligation to indemnify LCI from and against any Adverse Consequences resulting from, arising out of, relating to, in the nature of, or caused by the breach (or alleged breach) of any representation or warranty of CCS contained in Sec.4(a)-(j) and Sec.4(l)-(ab) above until LCI has suffered Adverse Consequences by reason of all such breaches (or alleged breaches) in excess of a $10,000 aggregate threshold (at which point CCS will be obligated to indemnify LCI from and against all such Adverse Consequences relating back to the first dollar).

          (ii) In the event any of CCS breaches (or in the event any third party alleges facts that, if true, would mean any of CCS has breached) any of his or its covenants in Sec.2(a) above or any of his or its representations in Sec.3(a) above, and if there is an applicable survival period pursuant to Sec.8(a) above, provided that LCI makes a written claim for indemnification against the Seller pursuant to Sec.10(h) below within such survival period, then the Seller agrees to indemnify LCI from and against the entirety of any Adverse
     Consequences LCI may suffer through and after the date of the claim for indemnification (including any Adverse Consequences LCI may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

          (iii) Each of CCS agrees to indemnify LCI from and against the entirety of any Adverse Consequences LCI may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Liability of LMS for the unpaid Taxes of any Person (other than any of LMS under the Treas. Reg. Sec.1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

          (iv) Each of CCS agrees to indemnify LCI from and against the entirety of any Adverse Consequences LCI may suffer resulting from, arising out of, relating to, in the nature of, or caused by [any adverse matter which CCS may disclose in the Disclosure Schedule].

     (c)  Indemnification Provisions for Benefit of CCS.  In the event
LCI breaches (or in the event any third party alleges facts that, if true, would mean LCI has breached) any of its representations, warranties and covenants contained herein, and if there is an applicable survival period pursuant to Sec.8(a) above, provided that any of CCS makes a written claim for indemnification against LCI pursuant to Sec.10(h) below within such survival period, then Buyer agrees to indemnify each of CCS from and against the entirety of any Adverse Consequences the Seller may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Seller may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

     (d)  Matters Involving Third Parties.

          (i) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party
     (the "Indemnifying Party") under this Sec.8, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified
     Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

          (ii) Any indemnifying Party will have the right to defend the Indemnified Party against the Third Part Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as
     (A) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder; (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing of business interests of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing of business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

          (iii) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Sec.8(d)(ii) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim;
     (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third
     Party Claim without the prior written consent of the Indemnifying
     Party (not to be unreasonably withheld), and (C) the Indemnifying
     Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be unreasonably withheld).

         (iv) In the event any of the conditions in Sec.8(d)(ii) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (C) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified
     Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Sec.8.

     (e)  Determination of Adverse Consequences.   All indemnification
payments under this Sec.8 shall be deemed adjustments to the Purchase Price.

     (f) Other Indemnification Provisions. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable, or common law remedy any Party may have for breach of representation, warranty or covenant. Each of CCS hereby agrees that he or it will not make any claim for indemnification against any of LMS and its Subsidiaries by reason of the fact that he or it was a director, officer, employee, or agent of any such entity or was serving at the request of any such entity as a partner, trustee, director, officer, employee or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter, document, bylaw, agreement, or otherwise) with respect to any action, suit, proceeding, complaint, claim or demand brought by LCI against such Seller (whether such action, suit, proceeding, complaint, claim or demand is pursuant to this Agreement, applicable law, or otherwise).

9.   Intentionally left blank.

10.  Miscellaneous.

     (a)  Nature of Certain Obligations.

          (i) The covenants of each of CCS in Sec.2(a) above concerning the sale of his or its Target Shares to LCI and the representations and warranties of each of CCS in Sec.3(a) above concerning the transaction are several obligations, This means that the particular Seller making the representation, warranty or covenant will be solely responsible to the extent provided in Sec.8 above for any Adverse Consequences LCI may suffer as a result of any breach thereof.

          (ii) The remainder of the representations, warranties, and covenants in this Agreement are joint and several obligations. This means that each Seller will be responsible to the extent provided in Sec.8 above for the entirety of any Adverse Consequences LCI may suffer as a result of any breach thereof.

     (b) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

     (c) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

     (d) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party; provided, however, that LCI may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases LCI nonetheless shall remain responsible for the performance of all of its obligations hereunder).

     (e) Counterparts. This Agreement may be executed in any number of counterparts, including counterparts transmitted by telecopier or FAX, any one of which shall constitute an original of this Agreement. When counterparts of facsimile copies have been executed by all parties, they shall have the same effect as if the signatures to each counterpart or copy were upon the same document and copies of such documents shall be deemed valid as originals. The parties agree that all such signatures may be transferred to a single document upon the request of any party.

     (f) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     (g) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

          If to CCS:    Stanton Pikus, President
                        Canterbury Corporate Services, Inc.
                        1600 Medford Plaza
                        Route 70 & Hartford Road
                        Medford, New Jersey 08055

          Copy to:      Howard Sobel, Esq.
                        Plaza 1000, Suite 308
                        Voorhees, New Jersey 08043

          If to LCI:    Thomas DiDario, President
                        666 Plainsboro Road, Suite 525
                        Plainsboro, New Jersey 08536

          Copy to:      William N. Levy, Esq.
                        Plaza 1000, Suite 309
                        Voorhees, New Jersey 08043

Any Party may send any notice, request, demand, claim, or other communication hereunder to the recipient at the address set forth above using any other means (including personal delivery, expedite messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand other communication shall be deemed to have been duly given unless and until it actually is received by its intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other' communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

     (h) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New Jersey without giving effect to any choice or conflict of law provision or rule (whether of the State of New Jersey, or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New Jersey.

     (i) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by LCI and LMS. LMS may consent to any such amendment at any time prior to the Closing with the prior authorization of its board of directors. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     (j) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     (k) Expenses. Each of LCI, LMS, and LMS Stockholders will bear his or its expenses for the transactions contemplated hereby. LMS also agrees that it has not paid any amount to any third party, and will not pay any amount to any third party until after the Closing, with respect to any of the costs and expenses of LMS and LMS Stockholders (including any of their legal fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby.

     (l) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that tile Party is in breach of the first representation, warranty, or covenant.

     (m) Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

     (n) Specific Performance. Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Party, shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter
(subject to the provisions set forth in Sec. 8(p) below), in addition to any other remedy to which it may be entitled, at law or in equity.

     (o) Submission to jurisdiction. Each of the Parties submits to the jurisdiction of any state or federal court sitting in Burlington County, New Jersey, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Each Party appoints (the "Process Agent') as its agent to receive on its behalf service of copies of the summons and complaint and any other process that might be served in the action or proceeding. Any Party may make service on the other Party by sending or delivering a copy of the process (i) to the Party to be served at the address and in the manner provided for the giving of notices in Sec. 8(h) above or (ii) to the Party to be served in care of the Process Agent at the address and in the manner provided for the giving of notices in Sec. 8(h) above. Nothing in this Sec. 8(p), however, shall affect the right of any Party to bring any action or proceeding arising out of or relating to this Agreement in any other court or to serve legal process in any other manner permitted by law or in equity. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or in equity.

     (p) Potential Conflict of Interest. William N. Levy, Esq., of Levy & Levy, P.A. has acted as attorney for CCS and/or LMS in the past. Both parties hereby waive any conflict. CCS has retained Howard Sobel, Esq. to represent CCS in this transaction and acknowledges that Mr. Levy is representing LCI, the Buyer, in this transaction. Mr. Levy owns as equity interest in CCS and a substantial equity interest in LCI.


     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on [as of] the date first above written.


CANTERBURY CORPORATE SERVICES, INC.


/s/Stanton M. Pikus, President
_________________________________
BY: Stanton M. Pikus, President




LANDSCAPE COMPANIES, INC.


/s/Ernest Micciche
__________________________________
BY: Ernest Micciche, Vice President-Finance/Treasurer

                              PROMISSORY NOTE


$4,050,000.00             Plainsboro, New Jersey          November 30, 1996



For value received, LANDSCAPE COMPANIES, INC., a New Jersey Corporation, with offices located at 666 Plainsboro Road, Plainsboro, New Jersey 08536, promises to pay to the order of CANTERBURY CORPORATE SERVICES, INC., a Pennsylvania Corporation, with offices located at 1600 Medford Plaza, Route 70 & Hartford Road, Medford, New Jersey 08055, the sum of Four Million Fifty Thousand and 00/100 Dollars ($4,050,000.00), together with interest from the date hereof at the rate of eight percent (8%) per annum, in accordance with the fifteen (15) year amortization schedule attached hereto. The Note shall be payable in one hundred nineteen (119) consecutive and equal monthly payments of Thirty Eight Thousand Nine Hundred Sixty One and 94/100 Dollars ($38,961.94) each, beginning on January 31, 1997, and continuing on the last day of each month thereafter, with a final payment of One Million Nine Hundred Sixty Thousand Five Hundred Two and 68/100 Dollars ($1,960,502.68) payable on December 31, 2006.



Upon default in the payment of any installment of interest or principal when due, which default continues for a period of more than ten (10) days, the whole of the principal then remaining unpaid and all interest accrued hereunder, shall, at the option of the holder of this Note, become immediately due and payable, without further demand or notice. In the event this note is placed into the hands of an attorney for collection after maturity or default, the undersigned agrees to pay for costs of such collection, the amount of such costs shall be liquidated at fifteen percent (15%) of the principal and interest then remaining, plus all court costs and costs of service of process incurred therewith.

In addition to the aforesaid, upon the occurrence of any of the following, with respect to any maker or any endorser or guarantor hereof, this Promissory Note shall immediately become due and payable for the full remaining balance and interest, without notice or demand: The commencement by or against any of them of any proceeding, suit or action (at law or in equity) for reorganization, dissolution or liquidation; suspension or liquidation by any of them of their usual business; proceedings instituted by or against any of them under any of the provisions of the Bankruptcy Act or amendments thereto; dissolution (if any of the parties be a partnership or a corporation); application for, or appointment of, a receiver of any of them or their property; death; issuance of a writ of attachment; entry of judgment; admission in writing by any of them of inability to pay his or her debts generally as they become due; calling of a meeting of creditors; appointment of a committee of creditors or liquidating agent; or offering a composition or extension to creditors. The undersigned, if more than one, shall be jointly and severally bound and liable hereunder, and if any of the undersigned is a partnership, also the members thereof individually.


THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF A COPY OF THIS NOTE ON THE
DATE ABOVE.


                          LANDSCAPE COMPANIES, INC.


                          By:/s/Ernest Micciche
                             _______________________________________
                             ERNEST MICCICHE, Vice President-Finance/Treasurer


ccs\landscape.nt1

               LANDSCAPE MAINTENANCE SERVICES, INC.
                          BALANCE SHEET
                        NOVEMBER 30, 1996



                                             11/30/96
                                             --------
CASH                                         $146,788
ACCOUNTS RECEIVABLE                         1,946,308
PREPAID & OTHER ASSETS                        191,246
                                          -----------
          TOTAL CURRENT ASSETS              2,284,342

MACHINERY                                   4,603,322
ACCUM DEPN - MACHINERY                    (3,934,750)
OFFICE EQUIPMENT                               69,876
ACCUM DEPN - EQUIPMENT                       (58,086)
LEASEHOLDS                                     80,598
ACCUM AMORT. - LEASEHOLDS                    (34,803)
TRANSPORTATION EQUIPMENT                      316,299
ACCUM DEPN - TRANSPORTATION EQUIP.          (100,681)
SECURITY DEPOSITS                              30,984
                                          -----------
          TOTAL ASSETS                      3,257,100

ACCOUNTS PAYABLE                              737,458
SALES TAX PAYABLE                              45,296
ACCRUED PAYROLL TAXES                          88,420
ACCRUED EXPENSES                              153,886
ACCRUED PAYROLL                                91,451
CAP. LEASE OBLIGATION                          83,862
                                         ------------
          TOTAL CURRENT LIABILITIES         1,200,373

LOANS PAYABLE                               1,360,000
CAP. LEASE OBLIGATION                          79,954
                                         ------------
          TOTAL LIABILITIES                 2,640,327

               NET WORTH                      616,773
                                         ============